NEUMAN & DRENNEN, LLC

Attorneys at Law

TEMPLE-BOWRON HOUSE

1507 PINE STREET

BOULDER, COLORADO 80302

Clifford L. Neuman, P.C. Telephone: (303) 449-2100 Telephone: (303) 221-4700

E-mail: clneuman@neuman.com Facsimile: (303) 449-1045 Facsimile: (303) 694-4633

March 30, 2001

XML - Global Technologies, Inc.

1038 Homer Street

Vancouver, B.C. Canada V6B 2W9

     Re:    S.E.C. Registration Statement on Form S-8

Ladies and Gentlemen:

We hereby consent to the inclusion of our opinion regarding the legality of the securities being registered by the Registration Statement to be filed with the United Stated Securities and Exchange Commission, Washington, D.C., pursuant to the Securities Act of 1933, as amended, by XML - Global Technologies, Inc., a Colorado corporation, (the "Company") in connection with the offering of up to 4,000,000 shares of its Common Stock, $.0001 par value, as proposed and more fully described in such Registration Statement.

We further consent to the reference in such Registration Statement to our having given such opinions.

                                                                                         Sincerely,

                                                                                         Clifford L. Neuman

CLN:nn